NATIONWIDE LIFE INSURANCE COMPANY

[ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215]

STRATEGY ENDORSEMENT

To Individual Single Purchase Payment Deferred Annuity Contract with Index-Linked Strategies

ANY AMOUNT CREDITED TO A STRATEGY UNDER THIS STRATEGY ENDORSEMENT IS BASED ON THE PERFORMANCE OF THE INDEX FOR THE CORRESPONDING STRATEGY AND IS SUBJECT TO THE TERMS, CONDITIONS AND LIMITATIONS DESCRIBED HEREIN.

ANY STRATEGY SELECTED FOR INVESTMENT UNDER THIS STRATEGY ENDORSEMENT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENTS.

GENERAL INFORMATION REGARDING THIS ENDORSEMENT

This Strategy Endorsement (this “Endorsement”) is made a part of the Contract to which it is attached and is effective on the Date of Issue. To the extent any provisions contained in this Endorsement are contrary to or inconsistent with those of the Contract to which it is attached the provisions of this Endorsement will control.

Terms not defined or described in this Endorsement have the meaning given to them in the Contract.

DEFINITIONS

Adjusted Index Performance (AIP)—A percentage that measures the appreciation or depreciation of a Strategy prior to the application of the Protection Level Crediting Factor. The calculation of the AIP is described in the Adjusted Index Performance (AIP) section below.

Elapsed Term—The length of time, expressed in whole and partial years, between the first day of the Strategy Term of a Strategy and a specific day during that Strategy Term. It is calculated by dividing the number of calendar days that have elapsed in the Strategy Term by 365.

Index Performance - The change in value of an Index expressed as a percentage. The calculation of the Index Performance is described in the Adjusted Index Performance (AIP) section below.

Index Value—On a Business Day, the closing value of the Index published for that day. On a day other than a Business Day, the Index Value will be the closing value of the Index on the previous Business Day. The Index Values for the first day of the first Strategy Terms are shown on the Contract Specifications Page.

ENDORSEMENT PROVISIONS

Strategies

Nationwide reserves the right to add or remove any Strategies under this Endorsement subject to any applicable regulatory approvals. If Contract Value is allocated to the same Strategy for Strategy Terms that began on different dates, those investments are considered separate Strategies for purposes of the Maximum Number of Strategies shown on the Contract Specifications Page and for calculating the values and Strategy Earnings under the Contract.

VAZZ-0161AO	1	(Standard) (2/2020)

Crediting Factors

The Crediting Factors of each Strategy are:

●	an Index;

●	a Strategy Term;

●	a Protection Level;

●	a Participation Rate; and

●	a Strategy Spread.

Each of these Crediting Factors is described below. The Crediting Factors associated with the Strategies that are available for investment as of the Date of Issue are shown on the Contract Specifications Page. Crediting Factors for future Strategies and Strategy Terms may vary.

Index

The market index, the performance of which will, in part, determine the amount of any Strategy Earnings applied to a Strategy during a given Strategy Term. The Contract Specifications Page indicate the Index associated with each Strategy available on the Date of Issue. Different Indexes may be used for Strategies that are made available for investment in the future.

If the Index associated with a particular Strategy is discontinued or calculation of the Index is substantially changed, Nationwide may substitute a comparable index subject to applicable regulatory approval. Before a substitute index is used, Nationwide will notify Contract Owners (and any assignee) of the substitution.

Strategy Term

The Strategy Term represents the total maturity time of a Strategy, expressed in years. The length of the Strategy Term of each Strategy available on the Date of Issue is shown on the Contract Specifications Page and begins on the Date of Issue. The Strategy Term for a Strategy will not change for as long as we offer that Strategy. Strategy Terms for newly-created Strategies that are made available for investment after the Date of Issue will be no shorter than the Minimum Strategy Term shown on the Contract Specifications Page and will be no longer than the Maximum Strategy Term also shown on the Contract Specifications Page.

Protection Level

The Protection Level is a percentage that is used to determine the amount of downside protection on negative Strategy Earnings for a given Strategy Term. The Protection Level associated with each Strategy available on the Date of Issue is shown on the Contract Specifications Pages. The Protection Level for a Strategy will not change for as long as we offer that Strategy. Protection Levels for newly-created Strategies that are made available for investment after the Date of Issue will never be less than the Minimum Protection Level shown on the Contract Specifications Page.

Participation Rate

The Participation Rate is a percentage that represents the proportion of the performance of the Index that is reflected in the Adjusted Index Performance. The Contract Specifications Page indicate the Initial Participation Rate associated with each Strategy available on the Date of Issue. The Initial Participation Rate shown on the Contract Specifications Page for a Strategy is guaranteed for the first Strategy Term only. A new Participation Rate will be declared prior to, and become effective on, the beginning of each Strategy Term thereafter. Each new Participation Rate is guaranteed only for the Strategy Term for which it is declared. However, for any Strategy available for investment on the Date of Issue, the Participation Rate is also guaranteed to never be less than the Minimum Participation Rate shown on the Contract Specifications Page for the applicable Strategy. Minimum Participation Rates will be declared for newly-created Strategies that are made available for investment after the Date of Issue. The Participation Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.

VAZZ-0161AO	2	(Standard) (2/2020)

Strategy Spread

The Strategy Spread is an annual percentage rate that is deducted when calculating Strategy Earnings. The initial Strategy Spread associated with each Strategy available on the Date of Issue is shown on the Contract Specifications Page and is guaranteed for the first Strategy Term only. A new Strategy Spread will be declared prior to, and will become effective on, the beginning of each Strategy Term thereafter. Each new Strategy Spread is guaranteed only for the Strategy Term for which it is declared. However, for any Strategy, the Strategy Spread is also guaranteed to never be greater than the Strategy’s initial Strategy Spread for this Contract plus the Maximum Strategy Spread Increase shown on the Contract Specifications Page. The Strategy Spread for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.

Adjusted Index Performance (AIP)

For each Strategy, on any date during a Strategy Term, including the Strategy Term End Date, the AIP equals A—B, where:

A = Index Performance as of that date x Participation Rate

Index Performance = [(C - D) / D], where

C = the Index Value for the Index on that date

D = the Index Value for the Index on the first day of a Strategy Term

The Index Performance may be positive, negative, or zero.

B = S x ET, where:

S = the Strategy Spread for the Strategy Term

ET = the Elapsed Term as of that date

Strategy Earnings Percentage (SEP)

The SEP is used in the calculation of Term Strategy Earnings and may be used in the calculation of Interim Strategy Earnings for a Strategy, as described in the Contract. On any date during a Strategy Term, including the Strategy Term End Date, the SEP is equal to the greater of A or B as follows:

A = The AIP as of that date

B = Protection Level minus 100%

The SEP will never be less than the Protection Level minus 100%. The SEP is set to zero immediately after Term Strategy Earnings are credited if Term Strategy Earnings are credited on a Strategy Term End Date.

Non-Preferred Strategy Earnings Percentage (NSEP)

The NSEP may be used in the calculation of Interim Strategy Earnings on any day during a Strategy Term other than the Strategy Term End Date, as described in the Contract. On any such date, the NSEP equals the greater of A or B as follows:

A = C x D, where:

C = AIP as of that date

D = 1 if C is less than zero, or (ET / ST) if C is greater than or equal to zero

VAZZ-0161AO	3	(Standard) (2/2020)

ST = the Strategy Term in years

ET = the Elapsed Term as of that date

B = E - F x (ST - ET), where:

E = the Protection Level minus 100%

F = the Non-Preferred Withdrawal Adjustment Percentage (see Non-Preferred Withdrawal Adjustment Percentage)

ST = the Strategy Term in years

ET = the Elapsed Term as of that date

Non-Preferred Withdrawal Adjustment Percentage

The Non-Preferred Withdrawal Adjustment Percentage is a percentage that is used to determine the lower limit on negative Interim Strategy Earnings for Non-Preferred Withdrawals during a given Strategy Term. The Non-Preferred Withdrawal Adjustment Percentage is used in the NSEP calculation. The Contract Specifications Page indicates the Non-Preferred Withdrawal Adjustment Percentage.

Lock-In

For each Strategy, on any date other than a Strategy Term End Date, the Contract Owner may request to lock in the Index Value. Such a request (called a “Lock-In”) captures the Index Value on that date. Only one Lock-In is permitted each Strategy Term for a Strategy. The Locked-In Index Value will be the Index Value at the end of the Business Day on which the Lock-In request is received by Nationwide. That Business Day is referred to as the Lock-In Date. If the Lock-In request is received by Nationwide on a day that is not a Business Day, or after the close of the Business Day, Nationwide will declare the Lock-In Date to be the next Business Day that an Index Value is available. The Locked-In Index Value will be used in any calculation that requires an Index Value after the Lock-In Date during that Strategy Term only.

Termination

This Endorsement terminates when the Contract to which it is attached terminates.

Executed for Nationwide on the Date of Issue by:

Secretary	President

VAZZ-0161AO	4	(Standard) (2/2020)